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                                                                       EXHIBIT 4



                             JOINT FILING AGREEMENT

                    In accordance with Rule 13d-1(h) of the Securities Exchange
               Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock of Interlogix, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.

                    The undersigned further agrees that each party hereto is
               responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

                    This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

                    In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 27th day of December, 2001.

                                             GENERAL ELECTRIC COMPANY

                                             /s/  Robert E. Healing
                                             -----------------------------------
                                             Name:  Robert E. Healing
                                             Title: Chief Legal Counsel and
                                                    Attorney-in-Fact


                                             MARGARET ACQUISITION, INC.

                                             /s/ Lloyd G. Trotter
                                             -----------------------------------
                                             Name: Lloyd G. Trotter
                                             Title: President